Exhibit 99.2

PRESS RELEASE
FOR ADDITIONAL INFORMATION: Univar Investor Relations David Lim +1 844-632-1060 IR@univar.com Univar Media Relations Dwayne Roark +1 331-777-6031 mediarelations@univar.com

Univar Shareholders Approve Acquisition of Nexeo Solutions

All Regulatory Conditions Satisfied; Transaction Expected to Become Effective at 11:58 p.m.,

Eastern Time, on February 28

DOWNERS GROVE, Ill. — February 27, 2019 — Univar Inc. (NYSE: UNVR) (“Univar”) announced that, at a special meeting of shareholders held today, Univar shareholders approved all proposals related to the Company’s acquisition of Nexeo Solutions (“Nexeo”).

The issuance of shares of Univar common stock in connection with the transactions contemplated by the previously announced Agreement and Plan of Merger, dated September 17, 2018 (the “Merger Agreement”), pursuant to which Univar agreed to acquire Nexeo Solutions, was approved by more than 99 percent of votes cast at the Univar special meeting, representing the affirmative vote of approximately 88 percent of the issued and outstanding shares of Univar common stock.

“We are pleased that Univar shareholders have voiced their support for our acquisition of Nexeo Solutions,” said David Jukes, Univar president and chief executive officer. “Today’s vote clears the way to complete this transformational transaction and takes us one step further toward our vision of creating the most valued chemical and ingredients distributor in the world – delivering significant value for shareholders and creating exciting opportunities for our customers, suppliers, and employees.”

As previously announced, Nexeo Solutions’ key stockholders, funds affiliated with TPG Global, LLC and First Pacific Advisors, LLC, have provided their consent for the proposed transaction, and the holders of more than 90% of Nexeo Solutions’ outstanding shares of common stock provided their written consent for the transaction.

All required regulatory approvals in connection with the transaction have been received, and, subject to the satisfaction of the remaining customary conditions to closing, the acquisition is expected to become effective as of 11:58 p.m., Eastern Time, on February 28, 2019.

Upcoming Webcast

The Company will host a webcast with investors at 8:00 a.m. Central Time on March 4, 2019. As previously announced, Univar intends to discuss its recent business results for 2018 and pro-forma 2019 guidance for the combined entity. The webcast will be accessible through the Investor Relations section of Univar’s website at https://investors.univarsolutions.com.

About Univar

Founded in 1924, Univar (NYSE: UNVR) is a global chemical and ingredient distributor and provider of value-added services, working with leading suppliers worldwide. Supported by a comprehensive team of sales and technical professionals with deep specialty and market expertise, Univar operates hundreds of distribution facilities throughout North America, Western Europe, Asia-Pacific and Latin America. Univar delivers tailored customer solutions through a broad product and services portfolio sustained by one of the most extensive industry distribution networks in the world. For more information, visit www.univar.com.

About Nexeo Solutions

Nexeo Solutions is a leading global chemicals and plastics distributor, representing products from world-class producers to a diverse customer base. From product specification to sustainable solutions, the Company goes beyond traditional logistics to provide value-added services across many industries, including chemicals manufacturing, oil and gas, coatings, personal care, healthcare, automotive and 3D printing. The Company leverages a centralized technology platform to identify efficiencies and create solutions to unlock value for suppliers and customers. Learn more at www.nexeosolutions.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 codified in Section 27A of the Securities Act, and Section 21E of the Exchange Act, as amended. Some forward-looking statements may be identified, without limitation, by the use of forward-looking terminology such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “will,” “could,” “would” and similar expressions. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this communication and include statements regarding, among other things, the expected timetable for closing of the proposed transaction between Univar Inc. (“Univar”) and Nexeo Solutions, Inc. (“Nexeo”), the expected benefits and synergies of the proposed transaction and the operating results, performance and capital structure of the combined company.

Forward-looking statements are based on Univar’s current expectations and beliefs concerning future developments and their potential effect on the combined company. While Univar believes that forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the combined company will be those anticipated. A number of important factors, risks and uncertainties could cause actual results to differ materially from those contained in or implied by the forward-looking statements, many of which are beyond Univar’s control. Factors, risks and uncertainties that could cause actual results to differ from those reflected in forward-looking statements include: changes in general economic, business and political conditions, including changes in the financial markets; higher than expected or unexpected costs associated with or relating to the transaction; the risk that expected benefits, synergies and growth prospects of the transaction and combined company may not be achieved in a timely manner or at all; the outcome and impact of the announced divestiture of Nexeo’s plastics distribution business; the ability to successfully integrate Nexeo’s business with Univar following the closing; the risk that Univar will be unable to retain and hire key personnel; the risk that disruption from the transaction may adversely affect Univar’s business and relationships with customers, suppliers, distributors or employees; and other risks detailed in the risk factors discussed in “Item 1.A. Risk Factors” in Univar’s most recent Annual Report on Form 10-K. Unless otherwise indicated or the context otherwise requires, comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions, divestitures or other potential strategic transactions. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Univar does not undertake any obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

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